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                                                                    Exhibit 23.2




                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report dated March 6, 2002 included in this registration statement on Form S-3 and to the incorporation by reference in this registration statement on Form S-3 of our report dated March 14, 2001, included in Urban Outfitters, Inc.'s Form 10-K for the year ended January 31, 2001 and to all references to our firm included in this registration statement.



                                               /s/  Arthur Andersen LLP
                                              -------------------------
                                                Arthur Andersen LLP

Philadelphia, Pennsylvania
March 13, 2002